UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 26, 2010

FEDERAL HOME LOAN BANK OF CHICAGO

(Exact name of registrant as specified in its charter)

Federally chartered corporation	000-51401	36-6001019
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

200 East Randolph Drive Chicago, Illinois		60601
		(Zip Code)
(Address of principal executive offices)

Registrant's telephone number, including area code:

(312) 565-5700

Former name or former address, if changed since last report:

Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) On January 26, 2010, upon the recommendation of the Personnel and Compensation Committee (the "P&C Committee"), the Board of Directors ("Board") approved a revised short-term incentive compensation plan (the "Executive Incentive Compensation Plan"), subject to the review of our regulator, the Federal Housing Finance Agency ("FHFA"). Compensation actions affecting our executive officers are subject to prior review by the FHFA. The FHFA review period expired on February 26, 2010 and we did not receive an objection to the Executive Incentive Compensation Plan, which has been implemented effective February 26, 2010. The P&C Committee revised the Bank's previous short-term incentive plan, the Management Incentive Compensation Plan, to defer a portion of the bonus awards and renamed the plan as the Executive Incentive Compensation Plan.

Certain executive officers of the Bank, including Sanjay Bhasin, Chad Brandt, Roger Lundstrom and John Stocchetti, who are named executive officers as identified in its Annual Report on Form 10-K filed on March 20, 2009, are participants under the Executive Incentive Compensation Plan.

The Executive Incentive Compensation Plan provides for the award of cash bonuses on the basis of performance over a one-year period calculated using weighted performance criteria correlated to our board-approved strategic business plan for the year. The plan provides for the establishment of an award pool based upon the achievement of performance criteria and targets which are established by the P&C Committee at the beginning of each annual award period. The award pool can range from 0% to 50% of the aggregate annual salaries of the executive management team members (other than the President and CEO and General Auditor), with the pool target being 25% of the aggregate annual salaries. The P&C Committee reserves the discretion to make adjustments in the performance criteria established for any award period either during or after the award period and to make or adjust award payments to compensate for or reflect any significant changes which may have occurred during the award period.

Previously, short-term incentive awards under the Management Incentive Compensation Plan were paid at 100% after the completion of the plan year. Under the new Executive Incentive Compensation Plan, payments will be deferred as follows:

  50% paid in cash after the end of the plan year;
  25% paid after the end of the second year; and
  25% paid at the end of the third year.

Payment of deferred payments would be based on whether or not there were material inaccuracies related to financial reporting or award performance metric criteria for the plan award year or succeeding plan year as determined by the P&C Committee. In the event of retirement, death or disability of a plan participant, a change-of-control or termination of the participant's employment for good reason, deferred awards become payable within sixty days of such event.

The information being furnished pursuant to Item 5.02 on this Current Report on Form 8-K shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of Chicago

Date: March 4, 2010	By: /s/ Peter E. Gutzmer
Peter E. Gutzmer Executive Vice President, General Counsel and Corporate Secretary